UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2017

COCA-COLA BOTTLING CO. CONSOLIDATED

(Exact name of registrant as specified in its charter)

Delaware	0-9286	56-0950585
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4100 Coca-Cola Plaza, Charlotte, North Carolina	28211
(Address of principal executive offices)	(Zip Code)

(704) 557-4400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On March 31, 2017, Coca-Cola Bottling Co. Consolidated (the “Company”) completed the final transactions contemplated by the September 2016 Distribution APA and the September 2016 Manufacturing APA, as described in Item 8.01 below, representing the latest in a series of previously-announced transactions the Company has engaged in with The Coca-Cola Company and Coca-Cola Refreshments USA, Inc. (“CCR”), a wholly-owned subsidiary of The Coca-Cola Company, since April 2013 as part of The Coca-Cola Company’s plans to refranchise its North American bottling territories, by which the Company has significantly expanded its distribution and manufacturing operations through the acquisition of additional distribution territories (collectively, the “Expansion Territories”) and regional manufacturing facilities (collectively, the “Expansion Facilities”).

Final Comprehensive Beverage Agreement. In connection with the closings under the September 2016 Distribution APA described in Item 8.01 below, the Company, The Coca-Cola Company and CCR entered into a comprehensive beverage agreement (the “Final CBA”) on March 31, 2017, pursuant to which CCR granted the Company certain exclusive rights to distribute, promote, market and sell the Covered Beverages and Related Products distinguished by the Trademarks (as such terms are defined in the Final CBA) in the March 2017 Distribution Territories (as defined below), in exchange for the Company agreeing to make a quarterly sub-bottling payment to CCR on a continuing basis, based on sales of certain beverages and beverage products that are sold under the same trademarks that identify a Covered Beverage, Related Product or certain “cross-licensed” beverage brands not owned or licensed by The Coca-Cola Company. Other than the Covered Beverages, Related Products and expressly permitted existing cross-licensed brands, the Final CBA provides that, subject to certain limited exceptions, the Company will not be permitted to produce, manufacture, prepare, package, distribute, sell, deal in or otherwise use or handle any Beverages, Beverage Components (as such terms are defined in the Final CBA) or other beverage products unless otherwise consented to by The Coca-Cola Company. The Final CBA has a term of ten years and is renewable by the Company indefinitely for successive additional terms of ten years each unless earlier terminated as provided therein.

The Final CBA is similar in many respects to the initial comprehensive beverage agreements entered into by the Company, The Coca-Cola Company and CCR for the Expansion Territories the Company previously acquired from CCR (the “Initial CBAs”), a copy of which was filed as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (the “SEC”) on August 8, 2014 (as amended by the Amendment to Comprehensive Beverage Agreement filed as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q filed with the SEC on August 7, 2015). As described below under “Bottling Agreement and RMA Conversions,” each of the Company’s Initial CBAs and other Bottling Agreements (as defined below) has been amended, restated and converted into the Final CBA as of March 31, 2017.

As compared to the Initial CBAs, the Final CBA includes certain modifications and new business, operational, governance and sale process provisions. First, the Final CBA contains provisions that apply in the event of a potential sale of the Company or its aggregate businesses directly and primarily related to the marketing, promotion, distribution, and sale of Covered Beverages and Related Products (collectively, the “Business”). Under the Final CBA, the Company may only sell the Business to either The Coca-Cola Company or third-party buyers approved by The Coca-Cola Company. The Company can obtain a list of such approved third-party buyers from The Coca-Cola Company on an annual basis or, upon receipt of a third-party offer to purchase the Business, may seek approval of such buyer by The Coca-Cola Company. The Final CBA also sets forth the sale process that would apply if the Company notifies The Coca-Cola Company that it wishes to sell the Business to The Coca-Cola Company. In such event, if the Company and The Coca-Cola Company are unable in good faith to negotiate terms and conditions of a binding purchase and sale agreement, including the purchase price for the Business, then the Company may either withdraw from negotiations with The Coca-Cola Company or initiate a third-party valuation process described in the Final CBA to determine the purchase price for the Business and, upon such third party’s determination of the purchase price, may decide to continue with its potential sale of the Business to The Coca-Cola Company. The Coca-Cola Company would then have the option to (i) purchase the Business for such purchase price pursuant to defined terms and conditions set forth in the Final CBA (including, to the extent not otherwise agreed by the Company and The Coca-Cola Company, default non-price terms and conditions of the acquisition agreement), or (ii) elect not to purchase the Business, in which case the Final CBA would automatically be amended to, among other things, permit the Company to sell the Business to any third party without obtaining The Coca-Cola Company’s prior approval of such third party.

Second, the Final CBA includes terms that would apply in the event The Coca-Cola Company terminates the Final CBA following the Company’s default thereunder. These terms include a requirement that The Coca-Cola Company (or its designee) acquire the Business upon any such termination, as well as the purchase price payable to the Company in the event of such a sale. The Final CBA specifies that the purchase price would be determined in accordance with a third-party valuation process equivalent to that employed if the Company notifies The Coca-Cola Company that it desires to sell the Business to The Coca-Cola Company; provided, the purchase price would be 85% of the valuation of the Business determined in the third-party valuation process if the Final CBA is terminated as a result of (i) the Company’s willful misconduct in violating certain obligations in the Final CBA with respect to dealing in other beverage products and other business activities, (ii) the occurrence of a change in control without the consent of The Coca-Cola Company or (iii) the Company’s disposal of a majority of the voting power of any subsidiary of the Company that is a party to an agreement regarding the distribution or sale of Covered Beverages or Related Products.

Third, the Final CBA requires the Company to maintain an annual equivalent case volume per capita change rate that is not less than one standard deviation below the median of such rates for all U.S. Coca-Cola bottlers for such period. If the Company fails to comply with the equivalent case volume per capita change rate obligation for two consecutive years, the Company will have a twelve-month cure period to achieve an equivalent case volume per capita change rate within such standard before it is deemed to be in breach under the Final CBA, triggering the termination provisions described above. The Final CBA also requires the Company to make minimum, ongoing capital expenditures at a specified level.

An initial form of the Final CBA was included with the Company’s Current Report on Form 8-K filed with the SEC on September 28, 2015 (the “September 2015 Form 8-K”) as Exhibit 1.1 to the Territory Conversion Agreement filed as Exhibit 10.1 thereto. The Final CBA contains certain changes to the form of the Final CBA filed with the September 2015 Form 8-K, including changes related to the development of the national product supply system for The Coca-Cola Company since October 2015.

The foregoing description of the Final CBA is qualified in its entirety by reference to the full text of such agreement and all exhibits thereto, which will be filed with the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ending April 2, 2017.

Final Regional Manufacturing Agreement. In connection with the closing under the September 2016 Manufacturing APA described in Item 8.01 below, the Company and The Coca-Cola Company entered into a regional manufacturing agreement (the “Final RMA”) on March 31, 2017, pursuant to which The Coca-Cola Company granted the Company the rights to manufacture, produce and package Authorized Covered Beverages (as defined in the Final RMA) at the March 2017 Expansion Facilities (as defined below) for distribution by the Company for its own account in accordance with the Final CBA and for sale by the Company to certain other U.S. Coca-Cola bottlers and to the Coca-Cola North America division of The Coca-Cola Company (“CCNA”) in accordance with the Final RMA. Under the Final RMA, CCNA will, from time to time, unilaterally establish the prices (or certain elements of the formula used to determine the prices) that the Company charges for sales of Authorized Covered Beverages to CCNA or to certain U.S. Coca-Cola bottlers. Subject to the right of The Coca-Cola Company to terminate the Final RMA in the event of an uncured default by the Company, the Final RMA has a term that continues for the duration of the term of the Final CBA. Other than Authorized Covered Beverages, certain cross-licensed brands that the Company is permitted to distribute under the Final CBA, and certain other expressly permitted cross-licensed brands, the Final RMA provides that the Company will not manufacture any Beverages, Beverage Components or other beverage products unless otherwise consented to by The Coca-Cola Company.

The Final RMA is similar in many respects to the initial regional manufacturing agreements entered into by the Company and The Coca-Cola Company for the Expansion Facilities the Company previously acquired from CCR (the “Initial RMAs”), a copy of which was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on May 5, 2016 (the “May 2016 Form 8-K”). As described below under “Bottling Agreement and RMA Conversions,” each of the Company’s Initial RMAs has been amended, restated and converted into the Final RMA as of March 31, 2017. The Final RMA provides the Company the rights to manufacture, produce and package Authorized Covered Beverages at the Company’s four legacy manufacturing facilities (the “Legacy

Facilities”), which rights were previously granted to the Company pursuant to certain Bottling Agreements that have now been amended, restated and converted into the Final CBA as part of the Bottling Agreement Conversion described below.

As compared to the Initial RMAs, the Final RMA includes certain modifications and new business, operational, governance and sale process provisions. First, the Final RMA requires that the Company’s aggregate business directly and primarily related to the manufacture of Authorized Covered Beverages, permitted cross-licensed brands and other beverages and beverage products for The Coca-Cola Company be subject to the same agreed upon sale process provisions included in the Final CBA, which include the need to obtain The Coca-Cola Company’s prior approval of a potential purchaser of such manufacturing business. Second, The Coca-Cola Company has the right to terminate the Final RMA under certain circumstances, including in the event of (i) an uncured default by the Company under the Final CBA or (ii) an uncured breach by the Company of any of its material obligations under the Final RMA or the NPSG Governance Agreement entered into by the Company, The Coca-Cola Company and certain other Coca-Cola bottlers on October 30, 2015 regarding the governance of the national product supply system, as described in the Company’s Current Report on Form 8-K filed November 2, 2015 (the “November 2015 Form 8-K”) and filed as Exhibit 10.1 thereto. Third, the Final RMA requires the Company to make minimum, ongoing capital expenditures at a specified level.

An initial form of the Final RMA was included with the May 2016 Form 8-K as Schedule 9.4 to the Initial RMA filed as Exhibit 10.1 thereto. The Final RMA contains certain changes to the form of the Final RMA filed with the May 2016 Form 8-K, including the incorporation of relevant concepts addressed in the letter agreement entered into by the Company and The Coca-Cola Company on April 29, 2016 (the “CCNA Exchange Letter”), as described in the May 2016 Form 8-K and filed as Exhibit 10.2 thereto.

The foregoing description of the Final RMA is qualified in its entirety by reference to the full text of such agreement and all exhibits thereto, which will be filed with the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ending April 2, 2017.

Bottling Agreement and RMA Conversions. Upon the consummation of the final distribution territory expansion transactions contemplated by the September 2016 Distribution APA on March 31, 2017, each of the Company’s existing bottling agreements for The Coca-Cola Company beverage brands, including each of the Company’s Initial CBAs, master bottle contracts, allied bottle contracts and other bottling agreements with The Coca-Cola Company or CCR that authorize the Company to produce and/or distribute the Covered Beverages or Related Products (collectively, the “Bottling Agreements”), were automatically amended, restated and converted into the Final CBA (the “Bottling Agreement Conversion”) pursuant to the territory conversion agreement entered into by the Company, The Coca-Cola Company and CCR on September 23, 2015, as described in the September 2015 Form 8-K and filed as Exhibit 10.1 thereto (as amended by the First Amendment to Territory Conversion Agreement filed as Exhibit 10.47 to the Company’s Annual Report on Form 10-K filed with the SEC on March 18, 2016, the “Territory Conversion Agreement”). The Bottling Agreement Conversion included all of the Company’s Bottling Agreements for the Expansion Territories and for all other territories in the United States where the Company (or one of its affiliates) has rights to market, promote, distribute and sell beverage products owned or licensed by The Coca-Cola Company (the “Legacy Territories”), provided that the sub-bottling payment required under the Final CBA will not apply with regards to the Legacy Territories.

Concurrent with the Bottling Agreement Conversion on March 31, 2017, each of the Company’s Initial RMAs were also automatically amended, restated and converted, pursuant to their terms, into the Final RMA (the “RMA Conversion”). The Final RMA also provides the Company the rights to manufacture, produce and package Authorized Covered Beverages at the Company’s Legacy Facilities.

Pursuant to the Territory Conversion Agreement, on March 31, 2017 CCR paid the Company and its subsidiaries a one-time fee (which is subject to final adjustment) of approximately $87.1 million upon the Bottling Agreement Conversion, an amount equivalent to 0.5 times the EBITDA the Company and its subsidiaries generated during the twelve-month period ended January 1, 2017 from sales in the Legacy Territories of Beverages either (i) owned by The Coca-Cola Company or licensed to The Coca-Cola Company and sublicensed to the Company and its subsidiaries, or (ii) owned by or licensed to Monster Energy Company on which the Company and its subsidiaries pay, and The Coca-Cola Company receives, a facilitation fee.

Piedmont Final Comprehensive Beverage Agreement. In connection with the Bottling Agreement Conversion, the existing Bottling Agreements between The Coca-Cola Company and Piedmont Coca-Cola Bottling Partnership (“Piedmont”), a partnership formed by a wholly-owned subsidiary of the Company and a wholly-owned subsidiary of The Coca-Cola Company to distribute and market finished bottle, can and fountain beverage products under trademarks of The Coca-Cola Company and other third-party licensors in portions of the Legacy Territories located in North Carolina, South Carolina, Virginia and Georgia (the “Piedmont Territories”), also were amended, restated and converted into a final comprehensive beverage agreement (the “Piedmont CBA”). Pursuant to the Piedmont CBA, The Coca-Cola Company granted Piedmont certain exclusive rights to distribute, promote, market and sell the Covered Beverages and Related Products distinguished by the Trademarks in the Piedmont Territories. The Piedmont CBA is substantially similar to the Final CBA and, as with the treatment of the Legacy Territories under the Final CBA, there is no requirement for Piedmont to make quarterly sub-bottling payments to CCR for the Piedmont Territories. Piedmont did not enter into a Final RMA with The Coca-Cola Company, as Piedmont does not own any regional manufacturing facilities.

The foregoing description of the Piedmont CBA is qualified in its entirety by reference to the full text of such agreement and all exhibits thereto, which will be filed with the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ending April 2, 2017.

Omnibus Letter Agreement. On March 31, 2017, the Company, certain of its subsidiaries and The Coca-Cola Company entered into a letter agreement (the “Omnibus Letter Agreement”) pursuant to which the parties agreed that, for purposes of determining compliance with (i) the equivalent case volume per capita change rate obligation under the Final CBA, the Piedmont CBA and any other comprehensive beverage agreements between The Coca-Cola Company and a subsidiary of the Company (collectively, the “CCBCC Group CBAs”) (the “Equivalent Case Volume Obligation”) and (ii) the capital expenditures obligation under the CCBCC Group CBAs and the Final RMA (the “Capital Expenditures Obligation”), the equivalent case volume per capita and the capital expenditures of the Company and its subsidiaries, in both instances, will be calculated in the aggregate. For instance, the Capital Expenditures Obligation will apply to the entire territory covered by the CCBCC Group CBAs and the Final RMA in the aggregate, and not with respect to any individual territory under a particular agreement, and will include all expenditures in such respect made by the Company and its subsidiaries. In addition, the Omnibus Letter Agreement provides that a breach of the Equivalent Case Volume Obligation or the Capital Expenditures Obligation would result in a default of the CCBCC Group CBAs and/or of the Final RMA, as applicable. Further, pursuant to the Omnibus Letter Agreement, the Company and The Coca-Cola Company also agreed that the Final RMA supersedes the CCNA Exchange Letter and, consequently, terminated the CCNA Exchange Letter as of March 31, 2017.

The foregoing description of the Omnibus Letter Agreement is qualified in its entirety by reference to the full text of such agreement and all exhibits thereto, which are filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Expansion Facilities Discount and Legacy Facilities Credit Letter Agreement. In connection with the Company’s acquisitions of the Expansion Facilities and the impact on transaction value from certain adjustments made by CCNA to the authorized pricing under the Final RMA on sales of Authorized Covered Beverages produced by the Company at the Expansion Facilities and sold to CCNA and certain U.S. Coca-Cola bottlers, the Company and The Coca-Cola Company also entered into a letter agreement on March 31, 2017 (the “Manufacturing Facilities Letter Agreement”) pursuant to which The Coca-Cola Company agreed to provide the Company with an aggregate valuation adjustment discount of $33.1 million (the “Expansion Facilities Discount”) on the purchase prices for the Expansion Facilities. On March 31, 2017, upon the Company’s acquisition of the March 2017 Expansion Facilities, the parties agreed to apply $22.9 million of the total Expansion Facilities Discount, which represents the portion of the Expansion Facilities Discount applicable to (i) the March 2017 Expansion Facilities and (ii) the Expansion Facilities previously acquired by the Company from CCR. The portion of the Expansion Facilities Discount attributable to each of the remaining Expansion Facilities to be acquired by the Company will be applied at the closing of each such future transaction.

The Manufacturing Facilities Letter Agreement also establishes a mechanism to compensate the Company with a payment or credit for the net economic impact to the Legacy Facilities of the changes made by CCNA to the authorized pricing under the Final RMA on sales of Authorized Covered Beverages produced by the Company at the Legacy Facilities and sold to CCNA and certain U.S. Coca-Cola bottlers versus the Company’s historical returns for products produced at the Legacy Facilities prior to the RMA Conversion (the “Legacy Facilities Credit”). CCNA and the Company have agreed to work together to calculate the Legacy Facilities Credit as promptly as reasonably practicable.

The foregoing description of the Manufacturing Facilities Letter Agreement is qualified in its entirety by reference to the full text of such agreement and all exhibits thereto, which will be filed with the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ending April 2, 2017.

Amended and Restated Ancillary Business Letter. On March 31, 2017, the Company and The Coca-Cola Company amended and restated the letter agreement dated October 30, 2015, a copy of which was filed as Exhibit 10.2 to the November 2015 Form 8-K (as amended and restated, the “A&R Ancillary Business Letter”), to grant the Company advance waivers to acquire or develop certain lines of business involving the preparation, distribution, sale, dealing in or otherwise using or handling of certain beverage products that would otherwise be prohibited under the Final CBA or any similar agreement. Subject to certain limited exceptions described therein, the Company is prohibited from acquiring or developing any line of business inside or outside of its territories governed by the Final CBA or any similar agreement during the term of a focus period expiring January 1, 2020 (the “Focus Period”) without the consent of The Coca-Cola Company, which consent may not be unreasonably withheld.

After the expiration of the Focus Period, only the acquisition or development by the Company of (i) any grocery, quick service restaurant, or convenience and petroleum store business engaged in the sale of Beverages, Beverage Components and other beverage products not otherwise authorized or permitted by the Final CBA, or (ii) any other line of business for which beverage activities otherwise prohibited under the Final CBA represent more than a certain threshold of net sales will require the consent of The Coca-Cola Company (which consent may not be unreasonably withheld) under the A&R Ancillary Business Letter, subject to certain limited exceptions described therein.

The foregoing description of the A&R Ancillary Business Letter is qualified in its entirety by reference to the full text of such agreement and all exhibits thereto, which are filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 8.01.	Other Events.

Distribution Territory Expansion Transaction. On March 31, 2017, the Company completed the final two distribution territory expansion transactions contemplated by the distribution asset purchase agreement entered into by the Company and CCR on September 1, 2016, as described in the Company’s Current Report on Form 8-K filed with the SEC on September 6, 2016 (the “September 2016 Form 8-K”) and filed as Exhibit 2.1 thereto (as amended by Amendment No. 1 to Asset Purchase Agreement filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on January 27, 2017, the “September 2016 Distribution APA”), at which CCR granted the Company the exclusive rights for the distribution, promotion, marketing and sale of products owned and licensed by The Coca-Cola Company in territories located in Indiana and Ohio served by distribution facilities in Indianapolis and Bloomington, Indiana and Columbus and Mansfield, Ohio (the “March 2017 Distribution Territories”) and sold certain assets to the Company related thereto.

Indianapolis and Portland, Indiana Manufacturing Facilities Transaction. On March 31, 2017, the Company completed the final manufacturing facilities acquisitions contemplated by the manufacturing asset purchase agreement entered into by the Company and CCR on September 1, 2016 (the “September 2016 Manufacturing APA”), as described in the September 2016 Form 8-K and filed as Exhibit 2.2 thereto, at which CCR sold to the Company two Expansion Facilities located in Indianapolis and Portland, Indiana (the “March 2017 Expansion Facilities”) and related manufacturing assets as the Company continues to expand its role as a regional producing bottler in The Coca-Cola Company’s national product supply system.

Relationship between the Parties. The business of the Company consists primarily of the production, marketing and distribution of nonalcoholic beverage products of The Coca-Cola Company in the territories the Company currently serves. Accordingly, the Company engages routinely in various transactions with The Coca-Cola

Company, CCR and their affiliates. The Coca-Cola Company also owns approximately 34.8% of the outstanding common stock of the Company, which represents approximately 4.9% of the total voting power of the Company’s common stock and class B common stock voting together. The Coca-Cola Company also has a designee serving on the Company’s Board of Directors. For more information about the relationship between the Company and The Coca-Cola Company, including additional information regarding Piedmont, see the description thereof included under “Related Person Transactions” in the Company’s Notice of Annual Meeting and Proxy Statement for the Company’s 2017 Annual Meeting of Stockholders filed with the SEC on March 20, 2017.

Forward-Looking Statements. This Current Report on Form 8-K contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements typically are identified by use of terms such as “may,” “project,” “should,” “plan,” “expect,” “anticipate,” “believe,” “estimate” and similar words. Except as required by law, the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The Company’s actual results could differ materially from those contained in forward-looking statements due to a number of factors, including the statements under “Risk Factors” found in the Company’s Annual Reports on Form 10-K’s and its Quarterly Reports on Form 10-Q’s on file with the SEC.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description	Incorporated By Reference To

10.1	Omnibus Letter Agreement, dated March 31, 2017, by and between Coca-Cola Refreshments USA, Inc. and Coca-Cola Bottling Co. Consolidated.	Filed herewith.

10.2	Amended & Restated Ancillary Business Letter, dated March 31, 2017, by and between The Coca-Cola Company and Coca-Cola Bottling Co. Consolidated.	Filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COCA-COLA BOTTLING CO. CONSOLIDATED

Date: April 3, 2017	By:	/s/ Clifford M. Deal, III
Clifford M. Deal, III
Senior Vice President & Chief Financial Officer

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.

EXHIBITS

CURRENT REPORT

ON

FORM 8-K

Date of Event Reported: March 31, 2017	Commission File No: 0-9286

COCA-COLA BOTTLING CO. CONSOLIDATED

EXHIBIT INDEX

Exhibit No.	Description	Incorporated By Reference To

10.1	Omnibus Letter Agreement, dated March 31, 2017, by and between Coca-Cola Refreshments USA, Inc. and Coca-Cola Bottling Co. Consolidated.	Filed herewith.

10.2	Amended & Restated Ancillary Business Letter, dated March 31, 2017, by and between The Coca-Cola Company and Coca-Cola Bottling Co. Consolidated.	Filed herewith.